Exhibit 99.1

Western Alliance Reports Second Quarter 2013 Net Income of $34.0 Million, or $0.39 Per Share

PHOENIX--(BUSINESS WIRE)--July 18, 2013--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2013.

Second Quarter 2013 Highlights:

  Net income of $34.0 million, compared to $21.0 million for the first quarter 2013 and $14.0 million for the second quarter 2012
  Net income of $27.7 million for the second quarter 2013, excluding a $10.0 million bargain purchase gain from the acquisition of Centennial Bank, a $3.3 million trust preferred fair value revaluation charge, and a $1.1 million gain on OREO valuation (excluding tax effects)
  Earnings per share of $0.39, compared to $0.24 per share in the first quarter 2013 and $0.15 per share in the second quarter 2012
  Earnings per share of $0.30 for the second quarter 2013, excluding $0.10 per share bargain purchase gain from the acquisition of Centennial Bank, $0.02 trust preferred valuation charge, and $0.01 OREO valuation gain
  Pre-tax, pre-provision operating earnings of $40.1 million, up 14.4% from $35.1 million in first quarter 2013 and from $32.1 million in second quarter 20121
  Net interest margin of 4.36%, compared to 4.36% in the first quarter 2013 and 4.46% in the second quarter 2012
  Total loans of $6.41 billion, up $556 million from March 31, 2013, and up $1.25 billion from June 30, 2012, including $343 million increase from the acquisition of Centennial Bank, which closed on April 30, 2013
  Total deposits of $7.00 billion, up $266 million from March 31, 2013 and up $1.00 billion from June 30, 2012, including $298 million increase from the acquisition of Centennial Bank, which closed on April 30, 2013
  Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 1.9% of total assets from 2.1% in first quarter 2013 and from 2.5% in second quarter 2012
  Net loan charge-offs (annualized) to average loans outstanding decreased to 0.17% from 0.38% in the first quarter 2013 and 1.11% in the second quarter 2012
  Tier I Leverage capital of 9.9% and Total Risk-Based Capital ratio of 12.0%, compared to 9.7% and 12.3% a year ago
  Total equity of $800 million, up $128 million from June 30, 2012

Financial Performance

“Our proven business model of exceptional client service, strong credit underwriting, and striving for continued performance improvement has driven our record earnings for the second quarter,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “On the revenue side, strong loan growth and disciplined pricing led to record net interest income. Meanwhile, effective cost control and leveraging our infrastructure resulted in improved operating efficiency, as deposits per branch rose over 10% during the past year to $171 million. The acquisition of Centennial Bank augmented our results with a bargain purchase gain and higher earning assets. Continued collection activities and economic recovery resulted in a gain on sale of real estate owned and a lower credit provision as non-performing loans and repossessed assets fell to under 2%. We also invested in our future by recruiting new members to our team and, on July 1st, opened our 42nd office to more effectively serve the vibrant Scottsdale Airpark market.”

Western Alliance Bancorporation reported net income of $34.0 million, or $0.39 per share, in the second quarter 2013 (includes an $8.5 million gain from the acquisition of Centennial Bank, net of merger related expenses and tax), more than double the $14.0 million, or $0.15 per share, earned one year ago. Key performance improvement drivers include sustained organic balance sheet growth, prudent expense management, and reduced legacy asset costs against the backdrop of improved economic conditions.

Total loans increased $556 million to $6.41 billion at June 30, 2013 from $5.86 billion on March 31, 2013. Loans increased $1.25 billion, or 24.1%, from June 30, 2012. The increases in each of these periods were primarily driven by growth in commercial and industrial loans and commercial real estate loans.

Total deposits increased $266 million to $7.00 billion at June 30, 2013 from $6.73 billion at March 31, 2013. Deposits increased $1.00 billion from June 30, 2012. The increases in each of these periods were primarily due to growth in certificates of deposits and savings and money market deposits.

Income Statement

Net interest income was $82.2 million in the second quarter 2013, an increase of $6.0 million, or 7.8%, from $76.2 million in the first quarter of 2013 and an increase of $11.3 million, or 16.0%, compared to the second quarter 2012. The Company’s net interest margin remained flat in the second quarter 2013 at 4.36% compared to the first quarter 2013 and decreased from 4.46% in the second quarter 2012.

Operating non-interest income was $5.0 million for the second quarter 2013, down from $5.1 million in the first quarter of 2013 and down from $5.8 million for the second quarter of 2012.1

Net revenue was $87.2 million for the second quarter 2013, up from $81.3 million for the first quarter of 2013 and an increase of 13.8% from $76.6 million for the second quarter 2012.1

Operating non-interest expense was $47.0 million for the second quarter 2013, compared to $46.2 million for the first quarter of 2013 and $44.5 million for the second quarter of 2012.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 52.2% for the second quarter 2013, an improvement from 54.6% for the first quarter 2013 and 56.4% for the second quarter 2012 as the growth rate in revenue continued to outpace that of expense.

The Company had 1,015 full-time equivalent employees and 41 offices at June 30, 2013, compared to 953 employees and 39 offices one year ago.

The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earning power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2013, the Company’s performance was $40.1 million, up from $35.1 million in the first quarter 2013 and up 25.2% from $32.1 million in the second quarter 2012.

The provision for credit losses was $3.5 million for the second quarter 2013, compared to $5.4 million for the first quarter 2013. The provision for the second quarter of 2012 was $13.3 million. Net loan charge-offs in the second quarter 2013 were $2.7 million, or 0.17% of average loans (annualized), down from 0.38% of average loans (annualized) for the first quarter 2013. Net charge-offs for the second quarter 2012 were $13.9 million or 1.11% of average loans (annualized).

Nonaccrual loans decreased $11 million to $83 million during the quarter. Loans past due 90 days and still accruing interest totaled $793 thousand at June 30, 2013, compared to $2 million at March 31, 2013 and $795 thousand at June 30, 2012. Loans past due 30-89 days, still accruing interest totaled $7 million at quarter end, down from $15 million at March 31, 2013 and down from $14 million at June 30, 2012.

As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 32% at June 30, 2013 from 42% at June 30, 2012.1

Net gain on sales and valuation of repossessed assets (primarily other real estate) was $1.1 million for the second quarter 2013 compared to a $0.5 million loss from the first quarter 2013 and a $0.9 million loss in the second quarter 2012. At June 30, 2013, other repossessed assets totaled $76.5 million compared to $77.9 million at March 31, 2013 and $77.0 million one year ago. During the second quarter 2013, the Company’s net sales proceeds received from other repossessed real estate dispositions was 116.9% of carrying value.

During the quarter, the Company completed its acquisition of Centennial Bank, which increased assets, loans and deposits at June 30, 2013 by $403 million, $343 million and $298 million, respectively, and recorded a net acquisition gain of $8.5 million. Pursuant to the accounting guidance, acquired net assets are recorded at estimated fair value. The estimated fair value of certain net assets are preliminary and subject to measurement period adjustments.

Balance Sheet

Gross loans totaled $6.41 billion at June 30, 2013, an increase of $556 million from March 31, 2013 and an increase of $1.25 billion from $5.16 billion at June 30, 2012. At June 30, 2013, the allowance for credit losses was 1.50% of total loans, which has declined from 1.63% at March 31, 2013 and 1.89% at June 30, 2012, as the Company’s asset quality has improved.

Deposits totaled $7.00 billion at June 30, 2013, an increase of $266 million from $6.73 billion at March 31, 2013 and an increase of $1.00 billion from $6.00 billion at June 30, 2012. Non-interest bearing deposits were flat at $1.92 billion at June 30, 2013 compared to March 31, 2013 and increased $77 million from $1.84 billion at June 30, 2012. Non-interest bearing deposits comprised 27.4% of total deposits at June 30, 2013, compared to 30.7% a year ago, while the proportion from savings and money market increased to 42.1% from 40.6% during the same period. Certificates of deposit as a percent of total deposits were 21.5% at June 30, 2013. The Company’s ratio of loans to deposits was 91.2% at June 30, 2013 compared to 86.9% at March 31, 2013 and 86.1% at June 30, 2012.

Stockholders’ equity at June 30, 2013 increased to $800 million from $781 million at March 31, 2013. At June 30, 2013, tangible common equity was 7.4% of tangible assets1 and total risk-based capital was 12.0% of risk-weighted assets. The Company’s tangible book value per share1 was $7.26 at June 30, 2013, up 20.8% during the past year.

Total assets increased to $8.59 billion at June 30, 2013 from $8.17 billion at March 31, 2013 and increased 20.0% from $7.16 billion at June 30, 2012.

Operating Unit Highlights

Western Alliance Bank (doing business as Alliance Bank of Arizona and First Independent Bank) reported loan growth of $339 million during the second quarter 2013 and $671 million during the last 12 months to $2.45 billion. Second quarter loan growth came primarily from the acquisition of Centennial Bank (which was merged into Western Alliance Bank). Deposits increased $208 million in the second quarter and $651 million during the last 12 months to $2.65 billion. Net income for Western Alliance Bank was $20.5 million during the second quarter 2013 compared with net income of $8.5 million during the first quarter of 2013 and net income of $7.8 million during the second quarter 2012.

Bank of Nevada, which was the recipient of net affiliate loan sales and participations, reported that loans increased by $115 million during the second quarter of 2013 and increased $414 million during the last 12 months to $2.42 billion at June 30, 2013. Second quarter loan growth came primarily from a rise in commercial real estate and construction and land development loans. Deposits increased by $13 million in the second quarter of 2013 and $189 million over the last twelve months to $2.62 billion. Net income for Bank of Nevada was $12.7 million for the second quarter 2013, compared with net income of $10.7 million for the first quarter of 2013 and net income of $3.8 million during the second quarter 2012.

The Torrey Pines Bank segment, which excludes the discontinued operations of PartnersFirst, reported that loans increased $92 million during the second quarter 2013 and increased $100 million during the last 12 months to $1.52 billion. Second quarter increases in loan balances were primarily attributable to an increase in commercial and industrial loans. Deposits increased $51 million in the second quarter 2013 and $157 million over the last 12 months to $1.75 billion. Net income for Torrey Pines Bank was $5.8 million during the second quarter 2013 compared with net income of $6.3 million for the first quarter of 2013 and net income of $5.3 million during the second quarter 2012.

Attached to this press release is summarized financial information for the quarter ended June 30, 2013.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2013 financial results at 12:00 p.m. ET on Friday, July 19, 2013. Participants may access the call by dialing 1-888-317-6003 and using passcode: 2074791 or via live audio webcast using the website link: https://services.choruscall.com/links/wal130719.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 19th through August 2nd at 9:00 a.m. ET by dialing 1-877-344-7529 using the conference number 10031032.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, and Torrey Pines Bank. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the Company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2013	2012	Change %	2013	2012	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$8,593.7	$7,163.6	20.0%
Loans, net of deferred fees	6,411.5	5,164.8	24.1
Securities and money market investments	1,313.1	1,401.5	(6.3)
Securities purchased under agreement to resell	134.0	-	-
Total deposits	7,001.3	6,001.4	16.7
Borrowings	470.5	390.4	20.5
Junior subordinated debt	39.9	36.7	8.7
Stockholders' equity	799.5	672.1	19.0

Selected Income Statement Data:
(dollars in thousands)
Interest income	$89,285	$77,846	14.7%	$172,393	$155,283	11.0%
Interest expense	7,133	7,041	1.3	14,038	14,421	(2.7)
Net interest income	82,152	70,805	16.0	158,355	140,862	12.4
Provision for loan losses	3,481	13,330	(73.9)	8,920	26,411	(66.2)
Net interest income after provision for credit losses	78,671	57,475	36.9	149,435	114,451	30.6
Non-interest income	10,862	7,397	46.8	14,761	13,281	11.1
Non-interest expense	48,531	45,431	6.8	95,460	92,328	3.4
Income from continuing operations, before income tax expense	41,002	19,441	110.9	68,736	35,404	94.1
Income tax expense	6,817	5,259	29.6	13,625	9,700	40.5
Income from continuing operations	34,185	14,182	141.0	55,111	25,704	114.4%
Loss on discontinued operations, net	(169)	(221)	23.5	(131)	(443)
Net income	$34,016	$13,961	143.7%	$54,980	$25,261
Diluted net income per common share from continuing operations	$0.39	$0.16		$0.63	$0.28
Diluted net loss per common share from discontinued operations, net of tax	$(0.00)	$(0.00)		$(0.00)	$(0.01)
Diluted net income per common share	$0.39	$0.15	160.0%	$0.63	$0.27	133.0%

Common Share Data:
Diluted net income per common share	$0.39	$0.15	160.0%	$0.63	$0.27	133.0%
Book value per common share	$7.57	$6.39	18.5%
Tangible book value per share, net of tax (1)	$7.26	$6.01	20.8%
Average shares outstanding (in thousands):
Basic	85,659	81,590	5.0	85,493	81,475	4.9
Diluted	86,524	81,955	5.6	86,254	82,091	5.1
Common shares outstanding	86,997	83,157	4.6

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2013	2012	Change %	2013	2012	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	1.64%	0.80%	105.0%	1.37%	0.74%	85.1%
Return on tangible common equity (2)	21.66	11.26	92.4	17.60	10.25	71.7
Net interest margin (1)	4.36	4.46	(2.2)	4.36	4.49	(2.9)
Net interest spread	4.22	4.27	(1.2)	4.21	4.31	(2.3)
Efficiency ratio - tax equivalent basis (2)	52.21	56.44	(7.5)
Loan to deposit ratio	91.58	86.06	6.4

Capital Ratios:
Tangible equity (2)	9.0%	8.9%	0.6%
Tangible common equity (2)	7.4	7.0	5.5
Tier 1 common equity (2)	8.3	8.0	4.3
Tier 1 Leverage ratio (3)	9.9	9.7	2.1
Tier 1 Risk Based Capital (3)	10.8	11.0	(1.8)
Total Risk Based Capital (3)	12.0	12.3	(2.4)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.17%	1.11%	(84.7)%	0.71%	1.15%	(38.3)%
Nonaccrual loans to gross loans	1.42	2.02	(29.7)
Nonaccrual loans and repossessed assets to total assets	1.85	2.53	(26.9)
Loans past due 90 days and still accruing to total loans	0.01	0.02	(50.0)
Allowance for credit losses to loans	1.50	1.89	(20.6)
Allowance for credit losses to nonaccrual loans	116.19	93.47	24.3

(1) Annualized for the three and six month periods ended June 30, 2013 and 2012.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Interest income:	(dollars in thousands)
Loans	$81,093	$68,342	$155,818	$136,102
Investment securities	7,822	9,389	15,980	18,974
Federal funds sold and other	370	115	595	207
Total interest income	89,285	77,846	172,393	155,283
Interest expense:
Deposits	3,929	4,168	7,661	8,930
Borrowings	2,749	2,386	5,456	4,520
Junior subordinated debt	455	487	921	971
Total interest expense	7,133	7,041	14,038	14,421
Net interest income	82,152	70,805	158,355	140,862
Provision for credit losses	3,481	13,330	8,920	26,411
Net interest income after provision for credit losses	78,671	57,475	149,435	114,451
Non-interest income
Service charges	2,449	2,317	4,983	4,602
Bank owned life insurance	1,036	1,120	2,072	2,243
Amortization of affordable housing investments	(900)	(59)	(1,800)	(59)
(Losses) Gains on sales of investment securities, net	(5)	1,110	142	1,471
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(3,290)	564	(3,761)	232
Bargain purchase gain from acquisition	10,044	-	10,044	-
Other	1,528	2,345	3,081	4,792
Total non-interest income	10,862	7,397	14,761	13,281
Non-interest expenses:
Salaries and employee benefits	28,100	25,995	54,674	52,659
Occupancy	4,753	4,669	9,599	9,391
Legal, professional and director's fees	2,227	2,517	5,011	4,089
Insurance	2,096	2,152	4,466	4,202
Data Processing	2,175	1,293	4,040	2,288
Marketing	1,607	1,459	3,371	2,830
Loan and repossessed asset expenses	721	1,653	2,317	3,337
Customer service	717	682	1,360	1,274
Net (gain) loss on sales and valuations of repossessed assets	(1,124)	901	(605)	3,552
Intangible amortization	597	890	1,194	1,779
Merger/restructure expense	2,620	-	2,815	-
Other	4,042	3,220	7,218	6,927
Total non-interest expense	48,531	45,431	95,460	92,328
Income from continuing operations before income taxes	41,002	19,441	68,736	35,404
Income tax expense	6,817	5,259	13,625	9,700
Income from continuing operations	34,185	14,182	55,111	25,704
Loss from discontinued operations net of tax benefit	(169)	(221)	(131)	(443)
Net income	34,016	13,961	54,980	25,261
Preferred stock dividends	353	1,325	706	3,088
Net income available to common stockholders	$33,663	$12,636	$54,274	$22,173
Diluted net income per share	$0.39	$0.15	$0.63	$0.27

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Interest income:	(in thousands, except per share data)
Loans	$81,093	$74,725	$75,303	$69,580	$68,342
Investment securities	7,822	8,158	8,794	9,034	9,389
Federal funds sold and other	370	225	246	55	115
Total interest income	89,285	83,108	84,343	78,669	77,846
Interest expense:
Deposits	3,929	3,732	3,890	3,974	4,168
Borrowings	2,749	2,707	2,528	2,262	2,386
Junior subordinated debt	455	466	470	487	487
Total interest expense	7,133	6,905	6,888	6,723	7,041
Net interest income	82,152	76,203	77,455	71,946	70,805
Provision for credit losses	3,481	5,439	11,501	8,932	13,330
Net interest income after provision for credit losses	78,671	70,764	65,954	63,014	57,475
Non-interest income
Service charges	2,449	2,534	2,438	2,412	2,317
Bank owned life insurance	1,036	1,036	1,080	1,116	1,120
Amortization of affordable housing investments	(900)	(900)	(1,069)	(651)	(59)
(Losses) Gains on sales of investment securities, net	(5)	147	1,447	1,031	1,110
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(3,290)	(471)	(48)	470	564
Bargain purchase gain from acquisition	10,044	-	17,562	-	-
Other	1,528	1,553	3,053	2,604	2,345
Total non-interest income	10,862	3,899	24,463	6,982	7,397
Non-interest expenses:
Salaries and employee benefits	28,100	26,574	26,885	25,500	25,995
Occupancy	4,753	4,846	4,769	4,655	4,669
Legal, professional and director's fees	2,227	2,784	1,849	2,291	2,517
Data Processing	2,175	1,865	2,071	1,390	1,293
Insurance	2,096	2,370	2,188	2,121	2,152
Marketing	1,607	1,764	1,546	1,231	1,459
Loan and repossessed asset expenses	721	1,596	2,102	1,236	1,653
Customer service	717	643	678	653	682
Net (gain) loss on sales and valuations of repossessed assets	(1,124)	519	529	126	901
Intangible amortization	597	597	596	880	890
Merger/restructure expense	2,620	195	2,706	113	-
Goodwill and intangible impairment	-	-	-	3,435	-
Other	4,042	3,176	3,070	3,912	3,220
Total non-interest expense	48,531	46,929	48,989	47,543	45,431
Income from continuing operations before income taxes	41,002	27,734	41,428	22,453	19,441
Income tax expense	6,817	6,808	7,509	6,752	5,259
Income from continuing operations	$34,185	$20,926	$33,919	$15,701	$14,182
(Loss) Income from discontinued operations, net of tax	(169)	38	(1,804)	(243)	(221)
Net income	$34,016	$20,964	$32,115	$15,458	$13,961
Preferred stock dividends	353	353	353	352	1,325
Net Income available to common stockholders	$33,663	$20,611	$31,762	$15,106	$12,636
Diluted net income per share	$0.39	$0.24	$0.37	$0.18	$0.15

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Assets:	(in millions)
Cash and due from banks	$248.9	$422.3	$204.6	$168.1	$178.9
Securities purchased under agreement to resell	134.0	134.0	-	139.8	-
Cash and cash equivalents	382.9	556.3	204.6	307.9	178.9

Securities and money market investments	1,313.1	1,302.4	1,236.6	1,338.9	1,401.5
Loans held for sale	27.6	27.9	31.1	-	-
Loans held for investment
Commercial	2,174.1	2,084.9	1,947.8	1,756.0	1,573.6
Commercial real estate - non-owner occupied	1,839.7	1,538.4	1,505.6	1,407.1	1,440.4
Commercial real estate - owner occupied	1,550.0	1,414.3	1,396.8	1,331.3	1,310.3
Construction and land development	416.7	381.1	394.3	379.8	360.6
Residential real estate	381.7	388.7	407.9	408.4	430.4
Consumer	28.5	26.0	31.8	56.6	55.8
Deferred fees, net	(6.8)	(6.0)	(6.0)	(6.3)	(6.3)
Gross loans and deferred fees, net	6,383.9	5,827.4	5,678.2	5,332.9	5,164.8
Allowance for credit losses	(96.3)	(95.5)	(95.4)	(97.4)	(97.5)
Loans, net	6,287.6	5,731.9	5,582.8	5,235.5	5,067.3

Premises and equipment, net	106.1	107.1	107.9	106.9	106.9
Other repossessed assets	76.5	77.9	77.2	78.2	77.0
Bank owned life insurance	140.4	139.4	138.3	137.3	136.1
Goodwill and other intangibles	28.5	29.2	29.8	29.0	34.0
Other assets	231.0	202.0	214.3	169.9	161.9
Total assets	$8,593.7	$8,174.1	$7,622.6	$7,403.6	$7,163.6
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,919.6	$1,930.4	$1,933.2	$1,840.8	$1,842.1
Interest bearing
Demand	631.3	619.7	582.3	514.7	540.6
Savings and money market	2,945.1	2,826.7	2,573.5	2,541.2	2,438.4
Time certificates	1,505.3	1,358.1	1,366.2	1,265.3	1,180.3
Total deposits	7,001.3	6,734.9	6,455.2	6,162.0	6,001.4
Customer repurchase agreements	51.9	64.7	79.0	73.1	86.9
Total customer funds	7,053.2	6,799.6	6,534.2	6,235.1	6,088.3
Securities sold short	129.5	132.6	-	138.3	-
Borrowings	418.6	293.8	193.7	223.6	303.5
Junior subordinated debt	39.9	36.7	36.2	36.2	36.7
Accrued interest payable and other liabilities	153.0	130.1	98.9	72.4	63.0
Total liabilities	7,794.2	7,392.8	6,863.0	6,705.6	6,491.5
Stockholders' Equity
Common stock and additional paid-in capital	789.5	786.9	784.9	751.1	748.1
Preferred Stock	141.0	141.0	141.0	141.0	141.0
Accumulated deficit	(120.2)	(153.8)	(174.5)	(206.2)	(221.3)
Accumulated other comprehensive (loss) income	(10.8)	7.2	8.2	12.1	4.3
Total stockholders' equity	799.5	781.3	759.6	698.0	672.1
Total liabilities and stockholders' equity	$8,593.7	$8,174.1	$7,622.6	$7,403.6	$7,163.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012

	(in thousands)
Balance, beginning of period	$95,494	$95,427	$97,410	$97,512	$98,122
Provision for credit losses	3,481	5,439	11,501	8,932	13,330
Recoveries of loans previously charged-off:
Commercial and industrial	1,757	441	372	501	1,417
Commercial real estate - non-owner occupied	154	440	288	27	368
Commercial real estate - owner occupied	479	502	109	606	193
Construction and land development	120	701	2,033	567	217
Residential real estate	549	569	313	153	274
Consumer	11	14	63	38	214
Total recoveries	3,070	2,667	3,178	1,892	2,683
Loans charged-off:
Commercial and industrial	1,065	1,770	4,654	4,100	4,933
Commercial real estate - non-owner occupied	1,000	1,908	2,673	998	2,463
Commercial real estate - owner occupied	1,391	979	4,470	472	3,178
Construction and land development	238	614	405	2,315	3,185
Residential real estate	2,010	2,493	1,307	2,242	2,094
Consumer	18	275	3,153	799	770
Total loans charged-off	5,722	8,039	16,662	10,926	16,623
Net loans charged-off	2,652	5,372	13,484	9,034	13,940
Balance, end of period	$96,323	$95,494	$95,427	$97,410	$97,512

Net charge-offs (annualized) to average loans outstanding	0.17%	0.38%	0.99%	0.70%	1.11%
Allowance for credit losses to gross loans	1.50	1.63	1.67	1.83	1.89
Nonaccrual loans	$82,899	$93,748	$104,716	$121,238	$104,324
Repossessed assets	76,499	77,921	77,247	78,234	76,994
Loans past due 90 days, still accruing	793	1,640	1,388	1,710	795
Loans past due 30 to 89 days, still accruing	7,341	14,795	16,565	10,181	13,848
Classified loans on accrual	140,192	97,351	112,637	116,841	135,913
Special mention loans	115,135	125,660	103,550	97,681	91,924

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2013			2012
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Loans (1)	$6,100.8	$81,093	5.40%	$5,014.1	$68,342	5.50%
Investment securities (1)	1,295.9	7,822	2.92%	1,417.1	9,389	3.15%
Federal funds sold and other	407.6	370	0.36%	133.1	115	0.35%
Total interest earning assets	7,804.4	89,285	4.73%	6,564.3	77,846	4.88%
Non-interest earning assets
Cash and due from banks	119.2			113.1
Allowance for credit losses	(96.6)			(97.5)
Bank owned life insurance	139.7			135.4
Other assets	432.7			346.9
Total assets	$8,399.4			$7,062.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$626.8	$370	0.24%	$518.4	$310	0.24%
Savings and money market	2,768.7	2,007	0.29%	2,296.0	1,956	0.34%
Time certificates of deposit	1,584.0	1,552	0.39%	1,320.7	1,902	0.58%
Total interest-bearing deposits	4,979.5	3,929	0.32%	4,135.1	4,168	0.40%
Borrowings	554.0	2,749	1.98%	425.7	2,386	2.24%
Junior subordinated debt	36.7	455	4.96%	37.3	487	5.22%
Total interest-bearing liabilities	5,570.1	7,133	0.51%	4,598.1	7,041	0.61%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,898.2			1,744.1
Other liabilities	124.6			52.1
Stockholders’ equity	806.4			667.9
Total liabilities and stockholders' equity	$8,399.4			$7,062.2
Net interest income and margin		$82,152	4.36%		$70,805	4.46%
Net interest spread			4.22%			4.27%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $2,929 and $2,310 for the second quarter ended 2013 and 2012, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Six Months Ended June 30,
	2013			2012

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Loans (1)	$5,857.0	$155,818	5.41%	$4,898.5	$136,102	5.59%
Investment securities (1)	1,289.7	15,980	3.06%	1,420.2	18,974	3.14%
Federal funds sold & other	406.2	595	0.29%	132.2	207	0.31%
Total interest earnings assets	7,552.9	172,393	4.73%	6,450.9	155,283	4.94%
Non-interest earning assets
Cash and due from banks	122.9			113.3
Allowance for credit losses	(96.8)			(99.1)
Bank owned life insurance	139.2			134.8
Other assets	427.3			352.5
Total assets	$8,145.5			$6,952.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$617.8	$671	0.22%	$511.3	$624	0.24%
Savings and money market	2,695.2	3,918	0.29%	2,264.8	4,124	0.36%
Time certificates of deposits	1,517.2	3,072	0.40%	1,372.5	4,182	0.61%
Total interest-bearing deposits	4,830.2	7,661	0.32%	4,148.6	8,930	0.44%
Borrowings	501.3	5,456	2.18%	360.3	4,520	2.51%
Junior subordinated debt	36.5	921	5.05%	37.1	971	5.23%
Total interest-bearing liabilities	$5,368.0	14,038	0.52%	$4,546.0	14,421	0.63%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,876.8			1,694.9
Other liabilities	108.2			48.7
Stockholders’ equity	792.5			662.8
Total liabilities and stockholders' equity	$8,145.5			$6,952.4
Net interest income and margin		$158,355	4.36%		$140,862	4.49%
Net interest spread			4.21%			4.31%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $6,311 and $4,017 for the six months June 30, 2013 and 2012, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Western	Bank	Torrey		elimi-	dated
	Alliance Bank	of Nevada	Pines Bank*	Other	nations	Company
At June 30, 2013	(dollars in millions)
Assets	$3,053.0	$3,319.2	$2,030.7	$1,124.8	$(934.0)	$8,593.7
Held for sale loans	-	-	27.6	-	-	27.6
Gross loans and deferred fees, net	2,454.4	2,416.3	1,494.0	62.1	(43.0)	6,383.9
Less: Allowance for credit losses	(22.3)	(55.8)	(15.6)	(2.6)	-	(96.3)
Loans, net	2,432.1	2,360.5	1,478.5	59.5	(43.0)	6,287.6
Goodwill and intangible assets	3.0	25.6	-	-	-	28.6
Deposits	2,648.9	2,619.9	1,749.4	-	(16.9)	7,001.3
Borrowings	74.7	200.0	45.0	123.9	(25.0)	418.6
Stockholders' equity	262.4	393.1	170.1	817.8	(843.9)	799.5

No. of branches	17	12	12	-	-	41
No. of FTE	293	388	229	105	-	1,015

Three Months Ended June 30, 2013:	(in thousands)
Net interest income	$32,530	$30,679	$20,603	(1,660)	$-	$82,152
Provision for credit losses	1,009	999	740	733	-	3,481
Net interest income (loss) after provision for credit losses	31,521	29,680	19,863	(2,393)	-	78,671
Non-interest income	11,300	3,732	606	(294)	(4,482)	10,862
Non-interest expense	(17,100)	(16,034)	(11,958)	(7,921)	4,482	(48,531)
Income (loss) from continuing operations before income taxes	25,721	17,378	8,511	(10,608)	-	41,002
Income tax expense (benefit)	5,247	4,672	2,669	(5,771)	-	6,817
Income (loss) from continuing operations	20,474	12,706	5,842	(4,837)	-	34,185
Loss from discontinued operations, net	-		-	(169)	-	(169)
Net income (loss)	$20,474	$12,706	$5,842	$(5,006)	$-	$34,016

Six Months Ended June 30, 2013:	(in thousands)
Net interest income	$59,165	$59,933	$41,380	$(2,123)	$-	$158,355
Provision for credit losses	3,644	1,404	832	3,040	-	8,920
Net interest income (loss) after provision for credit losses	55,521	58,529	40,548	(5,163)	-	149,435
Non-interest income	12,704	7,069	1,204	1,411	(7,627)	14,761
Non-interest expense	(30,168)	(33,925)	(23,927)	(15,067)	7,627	(95,460)
Income (loss) from continuing operations before income taxes	38,057	31,673	17,825	(18,819)	-	68,736
Income tax expense (benefit)	9,089	8,265	5,668	(9,397)	-	13,625
Income (loss) from continuing operations	28,968	23,408	12,157	(9,422)	-	55,111
Loss from discontinued operations, net	-	-	-	(131)	-	(131)
Net income (loss)	$28,968	$23,408	$12,157	$(9,553)	$-	$54,980

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Western	Bank	Torrey		elimi-	dated
	Alliance Bank	of Nevada	Pines Bank*	Other	nations	Company
At June 30, 2012	(dollars in millions)
Assets	$2,349.6	$2,920.2	$1,895.9	$800.7	$(802.8)	$7,163.6
Gross loans and deferred fees, net	1,783.6	2,002.1	1,422.0	-	(42.9)	5,164.8
Less: Allowance for credit losses	(20.3)	(60.5)	(16.7)	-	-	(97.5)
Loans, net	1,763.3	1,941.6	1,405.3	-	(42.9)	5,067.3
Goodwill and intangible assets	3.8	25.8	0.2	4.1	-	33.9
Deposits	1,998.2	2,430.9	1,592.5	-	(20.2)	6,001.4
Borrowings	70.0	100.0	72.0	74	(12.0)	303.5
Stockholders' equity	208.7	329.5	161.6	680.4	(708.1)	672.1

No. of branches	16	11	12	-	-	39
No. of FTE	239	386	228	100	-	953

Three Months Ended June 30, 2012:	(in thousands)
Net interest income	$24,060	$27,498	$21,374	$(2,127)	$-	$70,805
Provision for credit losses	2,100	8,747	2,483	-	-	13,330
Net interest income (loss) after provision for credit losses	21,960	18,751	18,891	(2,127)	-	57,475
Non-interest income	1,994	4,291	1,079	1,929	(1,896)	7,397
Non-interest expense	(12,086)	(18,140)	(11,338)	(5,763)	1,896	(45,431)
Income (loss) from continuing operations before income taxes	11,868	4,902	8,632	(5,961)	-	19,441
Income tax expense (benefit)	4,091	1,137	3,340	(3,309)	-	5,259
Income (loss) from continuing operations	7,777	3,765	5,292	(2,652)	-	14,182
Loss from discontinued operations, net	-	-	-	(221)	-	(221)
Net income (loss)	$7,777	$3,765	$5,292	$(2,873)	$-	$13,961

Six Months Ended June 30, 2012:
Net interest income	$47,116	$55,337	$42,610	$(4,201)	$-	$140,862
Provision for credit losses	103	22,229	4,079	-	-	26,411
Net interest income (loss) after provision for credit losses	47,013	33,108	38,531	(4,201)	-	114,451
Non-interest income	3,847	7,874	2,256	3,893	(4,589)	13,281
Noninterest expense	(24,005)	(36,970)	(22,410)	(13,532)	4,589	(92,328)
Income (loss) from continuing operations before income taxes	26,855	4,012	18,377	(13,840)	-	35,404
Income tax expense (benefit)	9,263	(714)	7,297	(6,146)	-	9,700
Income (loss) from continuing operations	17,592	4,726	11,080	(7,694)	-	25,704
Loss from discontinued operations, net	-	-	-	(443)	-	(443)
Net income (loss)	$17,592	$4,726	$11,080	$(8,137)	$-	$25,261

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
	(dollars in thousands)
Total stockholders' equity	$799,524	$781,294	$759,616	$698,011	$672,120
Less:
Goodwill and intangible assets	28,568	29,166	29,763	28,989	33,953
Total tangible stockholders' equity	770,956	752,128	729,853	669,022	638,167
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	629,956	611,128	588,853	528,022	497,167
Add:
Deferred tax	1,870	2,080	2,289	2,033	2,896
Total tangible common equity, net of tax	$631,826	$613,208	$591,142	$530,055	$500,063
Total assets	$8,593,684	$8,174,103	$7,622,637	$7,403,603	$7,163,572
Less:
Goodwill and intangible assets	28,568	29,166	29,763	28,989	33,953
Tangible assets	8,565,116	8,144,937	7,592,874	7,374,614	7,129,619
Add:
Deferred tax	1,870	2,080	2,289	2,033	2,896
Total tangible assets, net of tax	$8,566,986	$8,147,017	$7,595,163	$7,376,647	$7,132,515
Tangible equity ratio (1)	9.0%	9.2%	9.6%	9.1%	8.9%
Tangible common equity ratio (2)	7.4%	7.5%	7.8%	7.2%	7.0%
Common shares outstanding	86,997	87,079	86,465	83,455	83,157
Tangible book value per share, net of tax (3)	$7.26	$7.04	$6.84	$6.35	$6.01

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
	(in thousands)
Total non-interest income	$10,862	$3,899	$24,463	$6,982	$7,397
Less:
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(3,290)	(471)	(48)	470	564
Gain on sale of subsidiary/non-controlling interest	-	-	116	776	-
Bargain purchase gain from acquisition	10,044	-	17,562	-	-
Legal settlements	-	38	879	-	-
Mutual fund gains	-	-	483	-	-
Amortization of affordable housing investments	(900)	(900)	(1,069)	(651)	(59)
(Losses) Gains on sales of investment securities, net	(5)	147	1,447	1,031	1,110
Total operating non-interest income	5,013	5,085	5,093	5,356	5,782
Add: net interest income	82,152	76,203	77,455	71,946	70,805
Net operating revenue (4)	$87,165	$81,288	$82,548	$77,302	$76,587

Total non-interest expense	$48,531	$46,929	$48,989	$47,543	$45,431
Less:
Net (gain) loss on sales and valuations of repossessed assets	(1,124)	519	529	126	901
Merger/restructure expense	2,620	195	2,706	113	-
Goodwill impairment	-	-	-	3,435	-
Total operating non-interest expense (4)	$47,035	$46,215	$45,754	$43,869	$44,530

Net operating revenue	$87,165	$81,288	$82,548	$77,302	$76,587
Less:
Operating non-interest expense	47,035	46,215	45,754	43,869	44,530
Pre-tax, pre-provision operating earnings (5)	$40,130	$35,073	$36,794	$33,433	$32,057

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
	(in thousands)
Total operating non-interest expense	$47,035	$46,215	$45,754	$43,869	$44,530
Divided by:
Total net interest income	$82,152	$76,203	$77,455	$71,946	$70,805
Add:
Tax equivalent interest adjustment	2,929	3,382	3,012	2,655	2,310
Operating non-interest income	5,013	5,085	5,093	5,356	5,782
	$90,094	$84,670	$85,560	$79,957	$78,897
Efficiency ratio - tax equivalent basis (6)	52.2%	54.6%	53.5%	54.9%	56.4%

	Three Months Ended
	June 30,	June 30,
	2013	2012
	(in thousands)
Stockholders' equity	$799,524	$672,120
Less:
Accumulated other comprehensive (loss) income	(10,646)	4,291
Non-qualifying goodwill and intangibles	26,756	31,748
Other non-qualifying assets	2	3
Disallowed unrealized losses on equity securities	103	-
Add:
Qualifying trust preferred securities	47,228	45,123
Tier 1 capital (regulatory) (7) (10)	830,537	681,201
Less:
Qualifying non-controlling interests	-	423
Qualifying trust preferred securities	47,228	45,123
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (8) (10)	$642,309	$494,655
Divided by:
Estimated risk-weighted assets (regulatory) (8) (10)	$7,698,091	$6,181,246
Tier 1 common equity ratio (8) (10)	8.3%	8.0%

	June 30,	June 30,
	2013	2012
	(in thousands)
Classified assets	$298,887	$325,165
Divide:
Tier 1 capital (regulatory) (7) (10)	830,537	681,201
Plus: Allowance for credit losses	96,323	97,512
Total Tier 1 capital plus allowance for credit losses	$926,860	$778,713
Classified assets to Tier 1 capital plus allowance (9) (10)	32%	42%

(1)	We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2)	We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3)	We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(5)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company, which is otherwise obscured by the asset quality issues.
(6)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(7)

Under the guidelines of the Federal Reserve and the FDIC in effect, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8)

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10)	Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476